Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Prospectus constituting a part of this Registration Statement to Form S-4 of our report dated July 24, 2026, relating to the financial statements of Kaizen Aerospace, Inc. as of January 30, 2026 and for the period from January 1, 2026 to January 30, 2026, appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to our Firm under the heading “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

Whippany, New Jersey

July 29, 2026